Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
AMENDMENT TO THE
ETF SERIES SOLUTIONS
FUND ADMINISTRATION SERVICING AGREEMENT
    THIS AMENDMENT effective as of the last date in the signature block, to the Fund Administration Servicing Agreement dated as of May 16, 2012, (the “Agreement”), as amended, is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).
RECITALS
WHEREAS, the parties to the Agreement desire to amend the Agreement to update the funds list on Exhibit BB to add the following fund:
•Defiance Israel Bond ETF
WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.
NOW, THEREFORE, the parties hereby amend the Agreement as follows:
1.Exhibit BB is hereby superseded and replaced in its entirety with Exhibit BB attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Joshua J. Hinderliter	By: /s/ Jason Hadler
Name: Joshua J. Hinderliter	Name: Jason Hadler
Title: Secretary	Title: Senior Vice President
Date: May 4, 2023	Date: 5/4/2023

Defiance

Exhibit BB to the ETF Series Solutions Fund Administration Servicing Agreement
Defiance ETFs, LLC
Defiance Next Gen Connectivity ETF
Defiance Quantum ETF
Defiance Next Gen SPAC Derived ETF
Defiance Next Gen H2 ETF
Defiance Hotel, Airline, and Cruise ETF
Defiance Next Gen Altered Experience ETF
Defiance Digital Revolution ETF
Defiance Next Gen Conductivity ETF
Defiance Daily Short Digital Economy ETF
Defiance Pure 2x Bull Electric Vehicle Daily ETF
Defiance Pure 2x Bull Semiconductor Daily ETF
Defiance Pure 2x Bull Airline Daily ETF
Defiance Pure 2x Bull Banks Daily ETF
Defiance Pure 2x Bull Oil & Gas Daily ETF
Defiance Pure 2x Bull Retail Daily ETF
Defiance Pure 2x Bull Tech Daily ETF
Defiance Israel Bond ETF
Fund Start-up & Registration Services Project Fee Schedule at May 2021
Regulatory Administration Service Proposal – In support of external legal counsel
(Subject to services provided; if applicable)
$[ ] per project – [ ] fund
$[ ] per project – [ ] funds
$[ ] per project – [ ] funds
$[ ] per project – [ ] funds
Negotiated Fee – [ ] funds and above
Additional fee of $[ ] per sub-adviser for [ ] or more sub-advisers
Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by adviser. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.
Fund startup and registration services project fee is paid for by the advisor and not the Fund(s). This non-refundable fee is not able to be recouped by the advisor under the expense waiver limitation or similar agreement. Fund startup and registration fees are billed [ ]% following the selection of U.S. Bank and [ ]% [ ] days after the preliminary registration statement is filed with the SEC filings.
Additional Regulatory Administration Services
Subsequent new fund launch – $[ ] per fund or as negotiated
Drafting SEC exemptive order application for required relief Negotiated fee
Ongoing Annual Regulatory Administration Services
Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements
$[ ] for [ ] funds in same statutory prospectus
$[ ] per fund for funds [ ]
Fees negotiated for funds [ ] and above
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state regulatory filing fees
Expenses from Board of Trustee meetings
Third party auditing
EDGAR/XBRL filing
All other Miscellaneous expenses
Fund startup and registration services project fee is paid for by the advisor and not the Fund(s). This non-refundable fee is not able to be recouped by the advisor under the expense waiver limitation or similar agreement. Fund startup

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and registration fees are billed [ ]% following the selection of U.S. Bank and [ ]% [ ] days after the preliminary registration statement is filed with the SEC filings.

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Base Fee for Accounting, Administration, Transfer Agent & Account Services at May 2021
The following reflects the greater of the basis point fee or annual minimum1 for funds where Defiance Global acts as Adviser to the fund in the ETF Series Solutions (ESS) ETF Trust.2
Annual Minimum per Fund2            Basis Points on Trust AUM2
Funds [ ]-[ ] $[ ]            First $[ ] [ ] bps
Funds [ ]-[ ] $[ ]            Next $[ ] [ ] bps
Funds [ ]+ $[ ]            Next $[ ] [ ] bps
Balance [ ] bps
1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.
Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial [ ] year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s [ ]-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2020 and terminated the relationship on June 30, 2021, Adviser would owe U.S. Bank up to [ ]% of $[ ] ($[ ] admin/acct/ta + $[ ]Custody).
Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly

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Accounting, Administration, Transfer Agent & Account Services (in addition to the Base Fee)
Pricing Services
For daily pricing of each securities (estimated [ ] pricing days annually)
$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments and Agency, Mortgage Backed, and Municipal Bonds
$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, and High Yield Bonds
$[ ] – Interest Rate Swaps, Foreign Currency Swaps
$[ ] – Bank Loans
$[ ] – Swaptions, Intraday money market funds pricing, up to [ ] times per day
$[ ] – Credit Default Swaps
$[ ] per Month Manual Security Pricing (>[ ] per day)
NOTE: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Services
Fee for ICE data used to monitor corporate actions
$[ ] per Foreign Equity Security per Month
$[ ] per Domestic Equity Security per Month
$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month
Trust Chief Compliance Officer Annual Fee
$[ ] for the first fund
$[ ] for each additional fund [ ]-[ ]
$[ ] for each fund over [ ] funds
$[ ] per sub-adviser per fund [capped at $[ ] per sub adviser over the fund complex]
Per adviser relationship, and subject to change based upon board review and approval.
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[ ] per security per month for fund administrative
SEC Modernization Requirements
Form N-PORT – $[ ] per year, per Fund
Form N-CEN – $[ ] per year, per Fund
Section 15(c) Reporting
    $[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
-    Expense reporting package: [ ] peer comparison reports (adviser fee) and (net expense ratio w classes on [ ] report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report
    Additional 15c reporting is subject to additional charges
    Standard data source – Morningstar; additional charges will apply for other data services

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings,

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third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.
Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
Fees are calculated pro rata and billed monthly

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OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
Base fee – $[ ] per fund per year
Setup – $[ ] per fund group
Section 18 Daily Compliance Testing (for derivatives and leverage)
$[ ] set up fee per fund complex
$[ ] per fund per month
C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
1933 Act C-Corp – U.S. Bank Fee Schedule plus $[ ]
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $[ ]
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to [ ]) and Capital Gain Dividend Estimates (Limited to [ ]).
Optional Tax Services:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[ ] per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $[ ] per additional estimate
State tax returns - (First [ ] included in core services) – $[ ] per additional return
Tax Reporting – C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[ ]
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $[ ] Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $[ ] per state return
−Sign state income tax returns – $[ ] per state return
Assist in filing state income tax returns – Included with preparation of returns
State tax notice consultative support and resolution – $[ ] per fund
Fees are calculated pro rata and billed monthly
Adviser’s signature not needed, as the Adviser has signed and acknowledged the fee proposal, dated April 14, 2021.

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